Exhibit 10.10

PRIME NUMBER ACQUISITION I CORP.

1129 Northern Blvd., Suite 404

Manhasset, NY 11030

[           ], 2022

Prime Number Acquisition LLC

14 Myrtle Drive

Great Neck, New York 11021

Re:	Services Agreement

Ladies and Gentlemen:

This letter agreement by and between Prime Number Acquisition I Corp. (the “Company”) and Prime Number Acquisition LLC (the “Provider”), dated as of the date of this letter agreement, will confirm our agreement that, commencing on the date the Registration Statement on Form S-1 and prospectus filed with the U.S. Securities and Exchange Commission (File No. 333-[XX]) (the “Registration Statement”) is declared effective (the “Effective Date”) and continuing until the earlier of (a) the consummation by the Company of an initial business combination or (b) the 12-month anniversary of the date the public offering of Company’s 6,000,000 units registered under the Registration Statement is completed (such earlier date hereinafter referred to as the “Termination Date”).

(i) The Provider shall make available, or cause to be made available, to the Company, such administrative and other services as may be reasonably requested by the Company. In exchange therefor, the Company shall pay to the Provider the sum of $10,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date; and

(ii) The Provider hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind as a result of, or arising out of, this letter agreement (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public stockholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it may have in the future, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

Any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York that apply to contracts made and performed entirely within such State.

[Signature Page Follows]

Very truly yours,

PRIME NUMBER ACQUISITION I CORP.

By:
	Name:	David Friedman
	Title:	Chief Financial Officer

Agreed:

PRIME NUMBER ACQUISITION LLC

By:
	Name:	Dongfeng Wang
	Title:	Managing Member

[Signature Page to Services Agreement-Prime Number Acquisition I Corp.]